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                                                                    EXHIBIT 3.19


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          OPTICAL RADIATION CORPORATION

         It is hereby certified that:

         1. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is December 21, 1994.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST through Article FOURTEEN thereof and by substituting in lieu thereof new Article FIRST through Article FOURTEEN, which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of ORC TECHNOLOGIES, INC., without any further amendment other than the amendments herein certified and without any discrepancy between the provision of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said singe instrument hereinafter set forth.

         4. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the Corporation's sole shareholder, and have been ratified, adopted and approved by the Corporation's Board of Directors, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                                       1

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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ORC TECHNOLOGIES, INC.

                  The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:     The name of the Corporation (hereinafter referred to as the
"Corporation") is:

                             ORC TECHNOLOGIES, INC.

         SECOND:    The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company,

         THIRD:     The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:    The total number of shares of stock which the Corporation
shall have authority to issue is One Thousand Five Hundred (1,500) shares, par value of $.01 per share. All such shares are of one class and are shares of Common Stock.

         FIFTH:     The name and the mailing address of the incorporator is as follows:

Name                          Mailing Address
----                          ---------------
Peter H. Trembath             c/o BEC Group, Inc.
                              1601 Valley View Lane
                              Dallas, TX  75234

         SIXTH:     The Corporation is to have perpetual existence.

         SEVENTH:   Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value

                                       2

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of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH:    For the management of the business and for the conduct of
the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. After the original or other By-laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in the initial By-laws or in by-laws adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                           3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of the stockholders except as the provisions of paragraph (2) of the subsection (b) of ss. 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH:     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the

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General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH:     The Corporation shall, to the fullest extent permitted by
the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under the General Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: The Board of Directors shall have the power to make, add to, delete from, alter and repeal the Corporation's By-laws.

         TWELFTH:   The Corporation expressly elects not to be governed by
Section 203 of the Delaware General Corporation Law.

         THIRTEENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed after authorization by the Board of Directors and the affirmative vote of the holders of record of a majority of all of the issued and outstanding shares of the Corporation entitled to vote in respect thereof, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Thirteenth.

Signed and attested to on May 28, 1997.

                                     /s/ Peter H. Trembath
                                     -------------------------------------------
                                     Peter H. Trembath, Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                             ORC TECHNOLOGIES, INC.

ORC Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of ORC Technologies, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation is PerkinElmer Optoelectronics SC, Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on January 1, 2000.

         IN WITNESS WHEREOF, said ORC Technologies, Inc., has caused this certificate to be signed by William C. Sullivan, its Secretary, this 29th day of November, 1999.

                                       /s/ William C. Sullivan
                                       -----------------------------------------

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                                   CERTIFICATE
             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

PerkinElmer Optoelectronics SC, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 21st day of December, 1994 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows;

         1. The name borne by the corporation at the time its Certificate of Incorporation became void is * PerkinElmer Optoelectronics SC, Inc.,

         2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

         3. The date when revival of the Certificate of Incorporation of this corporation is to commence is 28th *day of February, 2001, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

         4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2001, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

* (Must be the day before the day upon which the Certificate of Incorporation became void.)

         IN WITNESS WHEREOF, said PerkinElmer Optoelectronics SC, Inc., in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by John L. Healy, its last and acting Secretary,* this 22nd day of March, 2001.

                                       /s/ John L. Healy
                                       -----------------------------------------

                                               By: John L. Healy, Secretary